UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

San Juan Basin Royalty Trust

(Exact name of registrant as specified in its charter)

Texas	1-8032	75-6279898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Compass Bank, Trust Department

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (866) 809-4553

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 7, 2017, the San Juan Basin Royalty Trust (the “Trust”) issued a press release announcing that the Trust had confirmed that Hilcorp San Juan, L.P., an affiliate of Hilcorp Energy Co. (“Hilcorp”), acquired ConocoPhillips’ assets in the San Juan Basin, including certain oil and natural gas interests burdened by the Trust that were previously owned by Burlington Resources Oil & Gas Company LP (“Burlington”), a wholly-owned subsidiary of ConocoPhillips.

The Trust has been coordinating with Hilcorp to transition the processes previously performed by Burlington, and looks forward to working with Hilcorp and its affiliates as the new operator of the properties.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description
99.1	Press Release, dated August 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

Date: August 7, 2017	By:	/s/ Joshua R. Peterson
Joshua R. Peterson
Vice President and Senior Trust Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 7, 2017.

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